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                                 EXHIBIT 3(a)
Form 4
Secretary of State
WISCONSIN
2/92
                             ARTICLES OF AMENDMENT
                              Stock (for profit)


A.   Name of Corporation:                Associated Banc-Corp
                         ------------------------------------------------------
                             (prior to any change effected by this amendment)

     Text of Amendment (Refer to the existing Articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

          RESOLVED, THAT, the Articles of Incorporation of Associated Banc-Corp be amended to increase the number of authorized shares of Associated common stock to 100,000,000 shares of $0.01 par value common stock.

B.   Amendment(s) to the articles of incorporation adopted on  October 27, 1997
                                                              ------------------
                                                                     (date)
     Indicate the method of adoption by checking the appropriate choice below:

     (   )   In accordance with sec. 180.1002, Wis. Stats. (By the Board of
             Directors)
OR
     ( X )   In accordance with sec. 180.1003, Wis. Stats. (By the Board of
             Directors and Shareholders)
OR
     (   )   In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or
             Board of Directors, before issuance of shares)

C.   Executed on behalf of the corporation on        October 28, 1997
                                             -----------------------------------
                                                           (date)

                                                   /s/ BRIAN R. BODAGER
                                             -----------------------------------
                                                         (signature)

                                                       Brian R. Bodager
                                             -----------------------------------
                                                        (printed name)

                                                      Corporate Secretary
                                             -----------------------------------
                                                      (officer's title)

D.   This document was drafted by           Lori A. Flanagan, Paralegal
                                 -----------------------------------------------
                                        (name of individual required by law)

     SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

                           Printed on Recycled Paper
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ARTICLES OF AMENDMENT   Stock (for profit)


                                  \
Lori A. Flanagan               -----    Please indicate where you would like the
Associated Banc-Corp              /   acknowledgement copy of the filed document
112 North Adams Street                sent. Please include complete name and
P. O. Box 13307                       mailing address.
Green Bay, WI  54307-3307


Your phone number during the day:  (920) 433-3071
                                 ------------------

INSTRUCTIONS  (Ref. Sec. 180.1006 Wis. Stats. for document content)

  Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin, 53707-7846. The original must include an original, manual signature (sec. 180.0120(e)(c), Wis. Stats.)

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "RESOLVED, THAT, Article 1 of the Articles of
Incorporation is hereby amended to read as follows. . . . etc.")

     If an amendment provides for an exchange, reclassification or cancellation if issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

     By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

     By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec.
180.1003 Wis. Stats. for specific information.

     By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not yet been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court-appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES

Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgment copy stamped "FILED" will be sent to the address indicated above.